RICHARD C. GATES
Certified Public Accountant

                                        2000 Palm Beach Lakes Blvd., Ste 800
                                        West Palm Beach, Florida 33409
                                        Phone 561/478-3030 - Fax 561/478-2425


April 25, 1997

Board of Directors
Net Lnnx, Inc.
324 Datura Street, Ste 150
West Palm Beach, FL 33401



                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT


     As an independent public accountant, I hereby consent to the use of my audit report dated April 7, 1997 (and all references to my firm) included in the Form 10-K and incorporated by reference in the Post Effective Amendment No. 4 to Form S-8 registration statement of Net Lnnx, Inc.



/s/Richard C. Gates, CPA
Richard C. Gates, CPA